                                                                    EXHIBIT 32.1

    CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The  undersigned,  Greg Jarman,  the Chief  Executive  Officer and Don Prest the
Chief  Financial  Officer  of  Omnicity  Corp.  (the  "Company"),   each  hereby
certifies,  pursuant to 18 U.S.C.  Section 1350, as adopted  pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form  10-K  for the  year  ended  July  31,  2010,  fully  complies  with the requirements  of Section 13(a) or 15(d) of the Securities  Exchange Act of 1934,
as amended,  and that the  information  contained  in the Annual  Report on Form
10-K,  as  amended,  fairly  presents in all  material  respects  the  financial condition and results of operations of the Company.

Date:  November 17, 2010

By: /s/ Greg Jarman
    -------------------------------------------------
    Greg Jarman
    Chief Executive Officer, President and a director

By: /s/ Don Prest
    -------------------------------------------------
    Don Prest
    Chief Financial Officer and a director

A signed  original of this written  statement  required by Section 906, or other document  authenticating,  acknowledging,  or otherwise  adopting the signatures that  appear  in typed  form  within  the  electronic  version  of this  written statement  required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange  Commission or its staff upon request.